EXHIBIT 16

                     MASTER SECURITIES PLEDGE AGREEMENT


This is a securities pledge agreement made as of June 4, 1998 by each of the Pledgors to Canadian Imperial Bank of Commerce, as Administrative Agent.


For valuable consideration, each of the Pledgors severally (and not jointly, or jointly and severally) agrees with the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, as follows:

     1. Definitions. Capitalized terms not otherwise defined in this Agreement have the meanings specified in the Credit Agreement, and the following terms have the following meanings:

     "Administrative Agent" shall mean Canadian Imperial Bank of Commerce in its capacity as administrative agent for the Lenders under the Credit Documents, and shall include its successors and permitted assigns in such capacity.

     "Borrower" shall mean Hollinger Inc., and shall include its successors.

     "Charge" shall mean any mortgage, charge, pledge, hypothecation, lien (statutory or otherwise), assignment, finance lease, title retention agreement or arrangement, security interest or other encumbrance or adverse claim of any nature, or any other security agreement or arrangement creating in favour of any creditor a right in respect of a particular property that is prior to the right of any other creditor in respect of such property.

     "Credit Agreement" shall mean the credit agreement made as of June 4, 1998, among Hollinger Inc., as borrower, each financial institution that is a signatory thereto and each financial institution that becomes a party thereto from time to time, as lenders, Canadian Imperial Bank of Commerce, as Arranger and Administrative Agent, The Bank of Nova Scotia, as Syndication Agent, and The Toronto-Dominion Bank, as Documentation Agent, as such credit agreement may be supplemented, amended, restated, consolidated or replaced from time to time.

     "Credit Documents" shall mean the Credit Agreement, the Notes (as defined in the Credit Agreement), the Security (as defined in the Credit Agreement), all certificates delivered from time to time by or on behalf of the Borrower to the Administrative Agent or the Lenders pursuant to the Credit Agreement or the Security (as defined in the Credit Agreement), and any other document acknowledged by the Borrower to be a Credit Document.


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     "Default" shall mean, with respect to each Pledgor, a default by such
     Pledgor in the payment or performance of any of such Pledgor's
     Obligations.

     "Guarantee" shall mean the guarantee given as of June 4, 1998 by, inter alia, each of the Pledgors (except the Borrower) to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, of the obligations of the Borrower to the Administrative Agent and the Lenders under the Credit Documents, as such guarantee may be supplemented, amended, restated, consolidated or replaced from time to time.

     "Issuer" shall mean, at any time, any person who is at such time an issuer of any securities which constitute part of the Pledged Collateral of any Pledgor.

     "Obligations" shall mean, with respect to each Pledgor, all present and future obligations of such Pledgor to each of the Administrative Agent and the Lenders under the Credit Documents, and any unpaid balance thereof.

     "person" is to be broadly interpreted and shall include an individual, a corporation, a partnership, a trust, an unincorporated organization, a joint venture, the government of a country or any political subdivision of a country, or an agency or department of any such government, any other governmental authority and the executors, administrators or other legal representatives of an individual in such capacity.

     "Pledged Collateral" shall have the meaning specified in Section 2.

     "Pledged Securities" shall mean, with respect to each Pledgor, the securities listed in Schedule A hereto, as such schedule may be amended from time to time.

     "Pledgors" shall mean the signatories to this Agreement (other than the Administrative Agent), together with any other person who becomes a Pledgor under this Agreement from time to time by executing and delivering to the Administrative Agent a Supplement to this Agreement as provided for in Section 21 hereof, and "Pledgor" shall mean any one of the Pledgors.

     "PPSA" shall mean the Personal Property Security Act (Ontario), as such legislation may be amended, renamed or replaced from time to time, and includes all regulations from time to time made under such legislation.

     "Proceeds" shall have the meaning given to such term in the PPSA.

     "Receiver" shall mean a receiver, a manager or a receiver and manager.


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     "Records" shall mean, with respect to each Pledgor, all books, records, files, papers, disks, documents and other repositories of data recording in any form or medium, evidencing or relating to the Pledged Collateral of such Pledgor which are at any time owned by such Pledgor or to which such Pledgor (or any person on such Pledgor's behalf) has access.

     "Supplement" shall have the meaning specified in Section 21 hereof.

          2. Grant of Security Interest. As general and continuing security for the due payment and performance of its Obligations (including the payment of any such Obligations that would become due but for any automatic stay under the provisions of the Bankruptcy and Insolvency Act (Canada), the United States Bankruptcy Code or any analogous provisions of any other applicable law in Canada, the United States of America or any other jurisdiction), each Pledgor assigns and pledges to and in favour of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, and grants to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a continuing security interest in:

     (a) the Pledged Securities of such Pledgor, together with all replacements of any such Pledged Securities and substitutions for any such Pledged Securities and all certificates and instruments evidencing such Pledged Securities;

     (b) all interest and dividends, whether in cash, kind or stock, received or receivable upon or in respect of any of the Pledged Securities of such Pledgor and all moneys or other property payable or paid on account of any return or repayment of capital in respect of any of the Pledged Securities of such Pledgor or otherwise distrusted in respect of such Pledged Securities or which will in any way be charged to, or payable or paid out of, the capital of the applicable Issuer on account of any such Pledged Securities;

     (c) all other property that may at any time be received or receivable by or otherwise distributed to such Pledgor in respect of, or in substitution for, or in exchange for, any of the foregoing; and

     (d) all cash, securities and other Proceeds of any of the foregoing and all rights and interests of such Pledgor in respect thereof or evidenced thereby, including all moneys received from time to time by such Pledgor in connection with any sale or disposition of any of the Pledged Securities of such Pledgor;


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          (collectively, the "Pledged Collateral").

          3. Delivery of Pledged Collateral. Each of the Pledgors, concurrently with its execution and delivery of this Agreement (or, if applicable, concurrently with its execution and delivery of a Supplement) will deliver to the Administrative Agent all certificates or other documents representing or evidencing the Pledged Collateral of such Pledgor in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, in each case satisfactory to the Administrative Agent, all of which shall remain in the custody of the Administrative Agent or its nominee. If the constating documents of any Issuer restrict the transfer of the securities of such Issuer, then the applicable Pledgor will also deliver to the Administrative Agent a certified copy of a resolution of the directors or shareholders of such Issuer (as required) consenting to the transfers contemplated by this Agreement, including any prospective transfer of the Pledged Collateral by the Administrative Agent or its nominee upon a realization on the security constituted by this Agreement in accordance with this Agreement. All Pledged Collateral that is in registrable form may, at the option of the Administrative Agent, be registered in the name of Administrative Agent or its nominee. Each Pledgor agrees to execute and deliver to the appropriate persons, promptly if and when required by the Administrative Agent, all such instruments, documents and agreements as the Administrative Agent in its discretion may deem necessary to effect a change in the shareholders' register of any Issuer of any Pledged Collateral of such Pledgor from such Pledgor to the Administrative Agent or a nominee of the Administrative Agent. In addition, the Administrative Agent shall have the right to exchange certificates or other documents representing or evidencing any Pledged Collateral for certificates or other documents of smaller or larger denominations. If the Administrative Agent so requests, any endorsement on any certificate representing any of the Pledged Collateral will also be guaranteed by a Canadian or United States bank or other financial institution acceptable to the Administrative Agent.

          4. Attachment. Each of the Pledgors confirms that value has been given by the Administrative Agent and the Lenders to such Pledgor, that such Pledgor has rights in its Pledged Collateral existing at the date of this Agreement, and that the Administrative Agent has not agreed to postpone the time for attachment of the Charges created by this Agreement to any of the Pledged Collateral of such Pledgor. The Charges created by this Agreement on the Pledged Collateral of each Pledgor will have effect and be deemed to be effective whether or not the Obligations of such Pledgor or any part thereof are owing or in existence before or after or upon the date of this Agreement or the date of any Supplement, as the case may be.


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          5. Covenants.

          (a) Further Documentation. Each of the Pledgors will from time to time, at the expense of such Pledgor, promptly and duly authorize, execute and deliver such further instruments and documents, and take such further action, as the Administrative Agent may request for the purpose of obtaining or preserving the full benefits of, and the rights and powers granted by, this Agreement (including the filing of any financing statements or financing change statement under any applicable law with respect to the Charges created by this Agreement). Such Pledgor acknowledges that this Agreement has been prepared based on existing applicable laws and that a change in such laws, or the laws of other jurisdictions, may require the execution and delivery of different forms of security documentation. Accordingly, such Pledgor agrees that the Administrative Agent will have the right to require that this Agreement be amended, supplemented or replaced by such Pledgor, and that such Pledgor will immediately on request by the Administrative Agent authorize, execute and deliver any such amendment, supplement or replacement (i) to reflect any changes in such laws, whether arising as a result of statutory amendments, court decisions or otherwise, (ii) to facilitate the creation and registration of appropriate security in all appropriate jurisdictions, or (iii) if such Pledgor merges or amalgamates with any other person or enters into any corporate reorganization, in each case in order to confer on the Administrative Agent Charges similar to, and having the same effect and priority as, the Charges created by this Agreement.

          (b) Additional Pledged Collateral. Each of the Pledgors will deliver to the Administrative Agent such additional Pledged Collateral as is required to satisfy the financial covenant set out in Section 8.03(i) of the Credit Agreement from time to time; provided that, the Administrative Agent, on behalf of the Lenders, will release some or all of such additional Pledged Collateral from the Charge constituted by this Agreement if the Administrative Agent and the Lenders, acting reasonably, conclude that such additional Pledged Collateral will not be required to satisfy the financial covenant set out in Section 8.03(i) of the Credit Agreement from time to time. For greater certainty, the Pledged Collateral existing as at the date of this Agreement shall not be released at any time pursuant to this Section 5(b). The parties shall also deliver a duly amended form of Schedule A to this Agreement concurrently with all deliveries of additional Pledged Collateral or releases of surplus Pledged Collateral, as the case may be.

          6. Voting Rights. Unless a Default has occurred and is continuing, each Pledgor will be entitled to exercise all voting power from time to time exercisable in respect of the Pledged Collateral of such Pledgor and give consents, waivers and ratifications in respect thereof; provided, however, that no vote will be cast or consent, waiver or ratification given or action taken which would have the effect of reducing the value of the Pledged Collateral of such Pledgor as security for the Obligations of such Pledgor or


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imposing any restriction on the transferability of any of the Pledged
Collateral of such Pledgor. Unless a Default has occurred and is continuing, the Administrative Agent shall, from time to time at the request and expense of each Pledgor, execute, in respect of all Pledged Securities of a Pledgor that are registered in the name of the Administrative Agent, valid proxies appointing such Pledgor as its proxy to attend, vote and act for and on behalf of the Administrative Agent at any and all meetings of each Issuer of Pledged Securities of such Pledgor that are registered in the name of the Administrative Agent and to execute and deliver, consent to or approve or disapprove of or withhold consent to any resolutions in writing of shareholders of each such Issuer for and on behalf of the Administrative Agent. Immediately upon the occurrence and during the continuance of any Default, all such rights of the defaulting Pledgor to vote and give consents, waivers and ratifications will cease and the Administrative Agent or any nominee of the Administrative Agent will be entitled to exercise all such voting rights and to give all such consents, waivers and ratifications.

          7. Dividends. Unless a Default has occurred and is continuing, each Pledgor will be entitled to receive any and all dividends and other forms of distribution on the Pledged Collateral of such Pledgor which it is otherwise entitled to receive, but any and all stock and/or liquidating dividends, distributions of property, returns of capital or other distributions made on or in respect of the Pledged Collateral of such Pledgor, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of any Issuer or received in exchange for the Pledged Collateral of such Pledgor or any part thereof or as a result of any amalgamation, merger, consolidation, acquisition or other exchange of property to which any Issuer may be a party or otherwise, and any and all cash and other property received in exchange for any Pledged Collateral of such Pledgor, will be and become part of the Pledged Collateral of such Pledgor subject to the Charges created by this Agreement and, if received by such Pledgor, unless otherwise applied by such Pledgor in a manner expressly permitted by the Administrative Agent, will immediately be delivered to the Administrative Agent or its nominee (accompanied, if appropriate, by proper and duly executed instruments of assignment or transfer in accordance with the Administrative Agent's instructions) to be held subject to the terms of this Agreement; and if any of the Pledged Collateral of any such Pledgor has been registered in the name of the Administrative Agent or its nominee, the Administrative Agent will execute and deliver (or cause to be executed and delivered) to such Pledgor all such dividend orders and other instruments as such Pledgor may request for the purpose of enabling such Pledgor to receive the dividends or other payments which such Pledgor is authorized to receive and retain pursuant to this Section. If a Default has occurred and is continuing, all rights of any Pledgor pursuant to this Section will cease and the Administrative Agent will have the sole and exclusive right and authority to receive and retain the cash dividends and other forms of cash distribution which such Pledgor would otherwise be authorized to retain pursuant to this Section. Any money and other property paid over to or received by the Administrative Agent pursuant to the


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provisions of this Section will be retained by the Administrative Agent as additional Pledged Collateral of the applicable Pledgor and be applied in accordance with the provisions of this Agreement.

          8. Rights on Default. Upon the occurrence and during the continuance of a Default, the security constituted by this Agreement on the Pledged Collateral of the defaulting Pledgor shall become enforceable, and the Administrative Agent may, personally or by agent, at such time or times as the Administrative Agent in its discretion may determine, do any one or more of the following:

          (a) Rights Under PPSA, etc. Exercise against such Pledgor and any or all of the Pledged Collateral of such Pledgor all of the rights and remedies granted to secured parties under the PPSA and any other applicable statute, or otherwise available to the Administrative Agent by contract, at law or in equity.

          (b) Dispose of Pledged Collateral. Realize on any or all of the Pledged Collateral of such Pledgor and sell or otherwise dispose of and deliver any or all of the Pledged Collateral of such Pledgor (or contract to do any of the above), in one or more parcels at any public or private sale, at any exchange, broker's board or office of the Administrative Agent or elsewhere, on such terms and conditions as the Administrative Agent may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery.

          (c) Court-Approved Disposition of Pledged Collateral. Obtain from any court of competent jurisdiction an order for the sale or foreclosure of any or all of the Pledged Collateral of such Pledgor.

          (d) Purchase by Administrative Agent or Lenders. At any public sale, and to the extent permitted by law on any private sale, bid for and purchase, or permit any Lender to bid for or purchase, any or all of the Pledged Collateral of such Pledgor offered for sale and, upon compliance with the terms of such sale, hold, retain, sell or otherwise dispose of such Pledged Collateral without any further accountability to such Pledgor or any other person with respect to such holding, retention, sale or other disposition, except as required by law. In any such sale to the Administrative Agent or any Lender, the Administrative Agent or such Lender may, for the purpose of making payment for all or any part of the Pledged Collateral of any Pledgor so purchased, use any claim for Obligations of such Pledgor then due and payable to such person as a credit against the purchase price.

          (e) Transfer of Pledged Collateral. Transfer of all or part of the Pledged Collateral of such Pledgor into the name of the Administrative Agent or its nominee,


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with or without disclosing that the Pledged Collateral of such Pledgor is subject to the Charges created by this Agreement.

          (f) Vote Pledged Collateral. Vote any or all of the Pledged Collateral of such Pledgor (whether or not transferred o the Administrative Agent or its nominee) and give or withhold all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof.

          (g) Appoint Receiver. Appoint by instrument in writing one or more Receivers of any or all of the Pledged Collateral of such Pledgor with such rights, powers and authority (including any or all of the rights, powers and authority of the Administrative Agent under this Agreement) as may be provided for in the instrument of appointment or any supplemental instrument, and remove and replace any such Receiver from time to time. To the extent permitted by applicable law, any Receiver appointed by the Administrative Agent will (for purposes relating to responsibility for the Receiver's acts or omissions) be considered to be the agent of such Pledgor and not of the Administrative Agent or the Lenders.

          (h) Court-Appointed Receiver. Obtain from any court of competent jurisdiction an order for the appointment of a Receiver of any or all of the Pledged Collateral of such Pledgor.

          (i) Exercise Other Rights. Exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral of such Pledgor as if it were the absolute owner thereof, including the right to exchange at its discretion any and all of the Pledged Collateral of such Pledgor upon the amalgamation, merger, consolidation, reorganization, recapitalization or other readjustment of any Issuer or upon the exercise by any Issuer or the Administrative Agent of any right, privilege or option pertaining to any of the Pledged Collateral of such Pledgor, and in connection therewith, to deposit and deliver any and all of the Pledged Collateral of such Pledgor with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by the Administrative Agent.

          9. Sale of Securities. The Administrative Agent is authorized, in connection with any offer or sale of any Pledged Collateral of a Pledgor, to comply with any limitation or restriction as it may be advised by counsel is necessary to comply with applicable law, including compliance with procedures that may restrict the number of prospective bidders and purchasers, have certain qualifications, and restricting prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account or investment and not with a view to the distribution or resale of such Pledged Collateral of such Pledgor. Each Pledgor further agrees that compliance with


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any such limitation or restriction will not result in a sale of the commercially reasonable manner, and neither the Administrative Agent nor any Lender will be liable or accountable to such Pledgor for any discount allowed by reason of the fact that such Pledged Collateral of such Pledgor is sold in compliance with any such limitation or restriction.

          10. Application of Proceeds. All Proceeds of Pledged Collateral of a Pledgor received by the Administrative Agent may be applied to discharge or satisfy any expenses (including the Receiver's renumeration and other expenses of enforcing the Administrative Agent's rights against such Pledgor under this Agreement), Charges over the Pledged Collateral of such Pledgor in favour of persons other than the Administrative Agent, borrowings, taxes and other outgoings affecting the Pledged Collateral of such Pledgor or which are considered advisable by the Administrative Agent. The balance of such Proceeds may, at the sole discretion of the Administrative Agent, be held as collateral security for the Obligations of such Pledgor or be applied to such of the Obligations of such Pledgor (whether or not the same are due and payable) in such manner and at such times as the Administrative Agent considers appropriate and thereafter will be accounted for as required by law.

          11. Continuing Liability of Pledgors. Each of the Pledgors will remain liable for any Obligations of such Pledgor that are outstanding following realization of all or any part of the Pledged Collateral of such Pledgor and the application of the Proceeds of such Pledged Collateral.

          12. Appointment as Attorney-in-fact. Each of the Pledgors constitutes and appoints the Administrative Agent and any officer or agent of the Administrative Agent, with full power of substitution, as such Pledgor's true and lawful attorney-in-fact with full power and authority in the place of such Pledgor and in the name of such Pledgor or in its own name, from time to time in the Administrative Agent's discretion (a) at any time, to sign, deliver and register on behalf of and in the name of such Pledgor all such financings statements, financing change statements, notices, verification


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statements and other documents relating to the Pledged Collateral of such
Pledgor and this Agreement as the Administrative Agent or such other person considers appropriate or desirable, and (b) after the occurrence and during the continuance of a Default, to take any and all appropriate action and to execute any and all documents and instruments as, in the opinion of such attorney acting reasonably, may be necessary or desirable to accomplish the proposes of this Agreement. These powers from each Pledgor are coupled with an interest and are irrevocable until this Agreement is terminated and the Charges created by this Agreement over the Pledged Collateral of such Pledgor are released. Nothing in this Section affects the right of the Administrative Agent as secured party, or any other person on behalf of the Administrative Agent, to sign and file or deliver (as applicable) all such financing statements, financing change statements, notices, verification statements and other documents relating to the Pledged Collateral of any Pledgor and this Agreement as the Administrative Agent or such other person considers appropriate.

          13. Performance by Administrative Agent of Pledgor's Obligations. If any Pledgor fails to perform or comply with any of the obligations of such Pledgor under this Agreement, the Administrative Agent may, but need not, perform or otherwise cause the performance or compliance of such obligation, provided that such performance or compliance will not constitute a waiver, remedy or satisfaction of such failure. The expenses of the Administrative Agent incurred in connection with any such performance or compliance will be payable by such Pledgor to the Administrative Agent immediately on demand, and until paid, any such expenses will form part of the Obligations of such Pledgor and will be secured by the Charges created by this Agreement over the Pledged Collateral of such Pledgor.

          14. Interest. If any amount payable by a Pledgor to the Administrative Agent or any Lender under this Agreement is not paid when due, such Pledgor will pay to the Administrative Agent or such Lender, as the case may be, immediately on demand, interest on such amount from the date due until paid, at a nominal rate per annum equal at all times to the Prime Rate in effect from time to time plus 5% is such amount is payable in Cdn. Dollars, or to the U.S. Base Rate in effect from time to time plus 5% if such amount is payable in U.S. Dollars, which rate per annum will change automatically without notice to such Pledgor as and when the Prime Rate or the U.S. Base Rate, as the case may be, changes. All amounts payable by any Pledgor to the Administrative Agent or any other Lender under this Agreement, and all interest on all such amounts, will form part of the Obligations of such Pledgor and will be secured by the Charges created by this Agreement over the Pledged Collateral of such Pledgor.

          15. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction or against any Pledgor will, as to that jurisdiction and such Pledgor, be ineffective to the extent of such prohibition or unenforceability and will be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction or against any other Pledgor.

          16. Rights of Administrative Agent, Etc. Neither the Administrative Agent, nor any Lender, nor any Receiver or any agent of any of the foregoing (including, in Alberta or British Columbia, any sheriff)
(i) will be liable to any Pledgor or any other person for any failure or delay in exercising any of its rights under this Agreement (including any failure to take possession of, sell or otherwise dispose of any Pledged Collateral of such Pledgor, or to preserve rights against prior parties); is required to take, or will have any liability for any failure to take or delay in taking, any steps necessary or advisable to preserve rights against other persons under any Pledged Collateral of any Pledgor in its


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possession; or (iii) will be liable for any, and each Pledgor will bear the full risk of all, loss or damage to any and all of the Pledged Collateral of such Pledgor (including any Pledged Collateral of such Pledgor in the possession of any such person) caused for any reason other than the gross negligence or wilful misconduct of such person.

          17. Dealings by Administrative Agent. The Administrative Agent will not be obliged to exhaust its recourse against any Pledgor or any other person or against any other security it may hold in respect of the Obligations of any Pledgor before realizing upon or otherwise dealing with the Pledged Collateral of such Pledgor in such manner as the Administrative Agent may consider desirable. The Administrative Agent and the Lenders may grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with each Pledgor and any other person, and with any or all of the Pledged Collateral of each Pledgor, and with other security and sureties, as the Administrative Agent and the Lenders may see fit, all without prejudice to the Obligations of any Pledgor or to the rights and remedies of the Administrative Agent under this Agreement. The powers conferred on the Administrative Agent, under this Agreement are solely to protect the interests of the Administrative Agent and the Lenders in the Pledged Collateral of each of the Pledgors and will not impose any duty upon the Administrative Agent to exercise any such powers.

          18. Communication. All notices and other communications given under or with respect to this Agreement will be in writing and may be sent by facsimile, mailed or delivered to the Administrative Agent at Canadian Imperial Bank of Commerce, Media & Telecommunications, Commerce Court West, 7th Floor, Toronto, Ontario, M5L 1A2, facsimile (416) 980-2804, attention Managing Director, or to any Pledgor care of the Borrower at 10 Toronto Street, Toronto, Ontario, M5C 2B7, facsimile (416) 364-2088, attention General Counsel, or, as to any such person, at such other address or facsimile number as may be designated by such person in a notice to the others given as required hereby. Except as otherwise provided at this Agreement, all such communications will be deemed to have been duly given when (a) transmitted by facsimile or delivered if transmitted or delivered prior to 4:00 p.m. (local time) on a Business Day and otherwise on the Business Day following transmission or delivery, or (b) in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          19. Release of Information. Each of the Pledgors authorizes the Administrative Agent to provide a copy of this Agreement and such other information as may be requested of the Administrative Agent by any Lender and by any other persons entitled thereto pursuant to any applicable law or court order, and otherwise with the consent of such Pledgor.


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          20. Waivers and Indemnity. To the extent permitted by applicable law, each of the Pledgors unconditionally and irrevocably waives (i) all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by the Administrative Agent or any Receiver of any rights or remedies under this Agreement or at law, and
(ii) all of the rights, benefits and protections given by any present or future statute that imposes limitations on the rights, powers or remedies of a secured party or on the methods of, or procedures, for, realization of security, including any "seize or sue" or "anti-deficiency" statute or any similar provision of any other statute. The Administrative Agent and the Lenders will not, by any act or delay, be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or in any breach of any of the terms and conditions hereof. Neither the taking of any judgment nor the exercise of any power of seizure or sale will extinguish the liability of any Pledgor to pay the Obligations of such Pledgor, nor will the same operate as a merger of any covenant contained in this Agreement or of any other liability, nor will the acceptance of any payment or other security constitute or create any novation. Each of the Pledgors severally (and not jointly or jointly and severally) agrees to indemnify the Administrative Agent and the Lenders from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs expenses or disbursements of any kind or nature whatsoever (except by reason of the gross negligence or wilful misconduct of such person) which may be imposed on, incurred by, or asserted against the Administrative Agent or any Lender and arising by reason of any action (including any action referred to in this Agreement) or inaction or omission to do any act legally required by such Pledgor. These indemnifications will survive the satisfaction, release or extinguishment of the Obligations of each Pledgor and the Charges created by this Agreement.

          21. Addition of Pledgors. Additional persons may from time to time after the date of this Agreement become Pledgors under this Agreement by executing and delivering to the Administrative Agent and supplemental agreement (a "Supplemental") to this Agreement in substantially the form attached as Schedule B to this Agreement. Effective from and after the date of the execution and delivery by any person to the Administrative Agent of a Supplement such person shall be, and shall be deemed for all purposes to be, a Pledgor under this Agreement with the same force and effect, and subject to the same agreements, representations, indemnities, liabilities, obligations and Charges, as if such person had been an original signatory to this Agreement as a Pledgor. The execution and delivery of a Supplement by any additional person shall not require the consent of any Pledgor and all of the Obligations of each Pledgor under this Agreement, and all Charges granted by each Pledgor under the Agreement, shall remain in full force and effect notwithstanding the addition of any new Pledgor to this Agreement.

          22. Amalgamation. If any Pledgor is a corporation, such Pledgor acknowledges that if it amalgamates or merges with any other corporation or corporations, then (i) the term

"Pledgor", where used in this Agreement, will extend to and include the continuing corporation from such amalgamation or merger, (ii) the term "Obligations", where used in this Agreement in connection with such Pledgor, will extend to and include the Obligations of each of the amalgamating or merging corporations at the time for such amalgamation or merger and the Obligations of the continuing corporation from such amalgamation or merger arising thereafter, and (iii) the Pledged Collateral of such Pledgor and the Charges created by this Agreement over the Pledged Collateral of such Pledgor will extend to and include all of the Pledged Collateral of each of the amalgamating or merging corporations at the time of such amalgamation or merger and to any and all Pledged Collateral of the continuing corporation from such amalgamation or merger thereafter owned or acquired.

          23. Release of Pledgor. Promptly following any release of any Pledgor from all of its Obligations (including any such release effecting by the operation of an express provision of the Guarantee providing for the release of such Obligations in specified circumstances), the Administrative Agent, without affecting in any manner whatsoever any of the Obligations of any other Pledgor or any of the Charges created by this Agreement over the Pledged Collateral of any other Pledgor, will release such Pledgor and the Pledged Collateral of such Pledgor then subject to the Charges created by this Agreement from this Agreement and from the Charges created by this Agreement. Upon such release, and at the request and expense of such Pledgor, the Administrative Agent shall execute and deliver such releases, discharges, instruments and resolutions as such Pledgor may reasonably request.

          24. Additional Security. This Agreement is in addition to, and not in substitution of, any and all other security documents previously or concurrently delivered by any Pledgor to the Administrative Agent or to any Lender, all of which other security documents shall remain in full force and effect.

          25. Several Agreement; Alteration or Waiver. No provision of this Agreement may be changed, waived, discharged or terminated except with the written consent of each Pledgor directly affected thereby and the written consent of the Administrative Agent. This Agreement shall be construed as a separate agreement with respect to each Pledgor and, subject to the first sentence of this Section, may be amended, modified, supplemented, waived or released with respect to any Pledgor, or any representations, agreements, covenants, indemnities, liabilities, obligations or Pledged Collateral of, or any Charge from, any Pledgor, without the approval of any other Pledgor and without affecting the liabilities or obligations of any other Pledgor under this Agreement. Any waiver will be effective only in the specific instance, and only for the specific purpose, in respect of which the waiver is given. No failure by the Administrative Agent or any Lender to exercise, and no delay in exercising, any right under this Agreement will operate as a waiver of any right, nor will any single or partial exercise of any right under this Agreement against any Pledgor preclude any other or further exercise of such right against such Pledgor, the exercise of such right against any other Pledgor or the exercise of any other right against such Pledgor or against any other Pledgor.

          26. Governing Law; Attornment. This Agreement is a contract made under, and will for all purposes be governed by and interpreted and enforced according to, the laws of the Province of Ontario (including the laws of Canada applicable in such Province), excluding any conflict of laws rule or principle that might refer these matters to the laws of another jurisdiction, and without prejudice to or limitation of any other rights or remedies available to the Administrative Agent and the Lenders under the laws of any other jurisdiction. Each of the Pledgors irrevocably submits to the jurisdiction of the courts of the Province of Ontario and to the Supreme Court of Canada without prejudice to the right of the Administrative Agent to commence an action against such Pledgor in any other jurisdiction. Each of the Pledgors (other than the Borrower) agrees that service of all writs, processes, statements, correspondence and summonses in any suit, action or proceeding brought against such Pledgor under or in respect of this Agreement in the Province of Ontario may be made upon such Pledgor at such Pledgor's address for notices as provided for in Section 18 of this Agreement, and each of the Pledgors irrevocably appoints the Borrower as such Pledgor's true and lawful attorney-in-fact in such Pledgor's name, place and stead to accept such service of any and all writs, processes, statements, correspondence and summonses, and agrees that the failure of the Borrower to give any notice thereof to such Pledgor shall not impair or affect the validity of such service or of any judgment based thereon. Each of the Pledgors further irrevocably consents to the service of any writs, processes, statements, correspondence and summonses in any suit, action or proceeding in such courts by the mailing thereof by registered or certified mail, postage prepaid to such Pledgor at such Pledgor's address for notice as provided for in Section 18 of this Agreement. Nothing in this Section shall be deemed to in any way limit the ability of the Administrative Agent or any Lender to serve any such writs, processes, statements, correspondence or summonses in any other manner permitted by applicable law or to obtain jurisdiction over any Pledgor in such other jurisdictions, and in such manner, as may be permitted by applicable law. Each of the Pledgors irrevocably waives any objection which it may now or in the future have based on lack of personal jurisdiction over such Pledgor or which it may have to the laying of venue of any such suit, action or proceeding brought in the courts of the Province of Ontario or the Supreme Court of Canada and further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an improper venue or in an inconvenient forum.

          27. Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the Pledgors, the Administrative Agent and the Lenders wish applicable laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the Pledgors, the Administrative Agent and the Lenders waive all right to trial by jury in any action, suit, or proceeding brought to resolve any dispute, whether in contract, tort, or otherwise, between any Pledgor and the Administrative Agent and the Lenders arising out of, connected with, related to, or incidental to the relationship established between them in connection with this Agreement.

          28. Delivery and Completeness of Agreement. Upon this Agreement (or a Supplement as provided for in Section 21 hereof), bearing the signature of a person claiming to have authority to bind a Pledgor, coming into the possession of the Administrative Agent, and irrespective of whether this Agreement (or any such Supplement) has been executed by any other Pledgor, this Agreement (and such Supplement) will be deemed to be finally and irrevocably executed and delivered by, and be effective and binding on, and enforceable against, such Pledgor free from any promise or condition affecting or limiting the liabilities or obligations of such Pledgor under or in respect of this Agreement. No statement, representation, agreement or promise by any officer, employee or agent of the Administrative Agent or any Lender, unless expressly set forth in this Agreement, forms any part of this Agreement or has induced the making of this Agreement by any Pledgor or in any way affects any of the liabilities or obligations of any Pledgor under this Agreement. This Agreement constitutes the entire agreement between the Administrative Agent and the Lenders and each of the Pledgors with respect to the subject matter of this Agreement and cancels and supersedes any prior understandings and agreements between the Administrative Agent and the Lenders and each such Pledgor with respect to this Agreement (without affecting any other security previously delivered by any Pledgor to the Administrative Agent and the Lenders).

          29. Interpretation. Unless otherwise expressly provided in this Agreement, if any matter in this Agreement is subject to the consent or approval of the Administration Agent or is to be acceptable to the Administrative Agent, such consent, approval or determination of acceptability will be in the sole discretion of the Administrative Agent. If any provision in this Agreement refers to any action taken or to be taken by any Pledgor, or which such Pledgor is prohibited from taking, such provision will be interpreted to include any and all means, direct or indirect, of taking, or not taking, such action.

          30. Successors and Assigns. This Agreement will enure to the benefit of, and be binding on, each of the Pledgors and their successors, and will enure to the benefit of, and be binding on, the Administrative Agent and the other Administrative Agent and the Lenders and their respective successors and assigns. No Pledgor may assign this Agreement, or any of its rights or obligations under this Agreement, without the prior written consent of the Administrative Agent.

          31. Acknowledgment of Receipt/Waiver. Each of the Pledgors acknowledges receipt of an executed copy of this Agreement and, to the extent permitted by applicable law, waives the right to receive a copy of any financing statement, financing change statement or verification statement registered or issued in connection with this Agreement.

          32. Counterparts and Facsimile. This Agreement may be executed in counterparts. Each executed counterpart shall be deemed to be an original and all counterparts taken together shall constitute one and the same Agreement. Delivery of an executed signature page to this Agreement by any Pledgor by facsimile transmission shall be as effective as delivery of a manually executed copy of this Agreement by such Pledgor.

          33. Language. The parties to this Agreement expressly request and require that this Agreement, all other Credit Documents, and all related documents be drafted in English. Les parties aux presentes conviennent et exigent que cette Convention et tous les documents qui s'y rattachent soient rediges en Anglais.


IN WITNESS OF WHICH each of the undersigned has executed this Agreement as of the date shown on the first page of this Agreement.


                              CANADIAN IMPERIAL BANK OF
                              COMMERCE, as Administrative Agent


                              by: /s/ Steve Sloan
                                 ---------------------------
                                 name:  Steve Sloan
                                 title: Managing Director


                              by: /s/ Cindy Greenough
                                 ---------------------------
                                 name:  Cindy Greenough
                                 title: Executive Director


                              HOLLINGER INC.


                              by: /s/ John Arthur Boultbee
                                 ---------------------------
                                 name:  John Arthur Boultbee
                                 title: Executive Vice-President and
                                        Chief Financial Officer

                              504468 N.B. INC.


                              by: /s/ John Arthur Boultbee
                                 ---------------------------
                                 name:  John Arthur Boultbee
                                 title: President

                                 SCHEDULE A

                             PLEDGED SECURITIES


Pledgor                Class         No. of Shares      Certificate No.

Hollinger Inc.         A common      3,000,000          A0299
                                       610,754          A0300
                                     4,050,000          A0359

504468 N.B. Inc.       B common     12,990,000          B0005

                                 SCHEDULE B

              SUPPLEMENT TO MASTER SECURITIES PLEDGE AGREEMENT


This is a Supplement made as of ___________ to the securities pledge agreement made as of June 4, 1998 by certain persons to Canadian Imperial Bank of Commerce, as Administrative Agent (the "Pledge Agreement"). The provisions of the Pledge Agreement shall apply, mutatis mutandis, to this Supplement. Capitalized terms used but not otherwise defined in this Supplement have the meanings specified in the Pledge Agreement.


For valuable consideration, each of the undersigned (each a "New Pledgor") severally (and not jointly, or jointly and severally) agrees with the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, as follows:

          1. Each New Pledgor acknowledges that it has received and reviewed a copy of the Pledge Agreement and the Credit Documents in existence on the date of this Supplement, and confirms that it is executing and delivering this Supplement to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, pursuant to Section 21 of the Pledge Agreement.

          2. Effective from and after the date this Supplement is executed and delivered to the Administrative Agent by any New Pledgor (and irrespective of whether this Supplement has been executed and delivered by any other person), such New Pledgor is, and shall be deemed for all purposes to be, a Pledgor under the Pledge Agreement with the same force and effect, and subject to the same agreements, representations, guarantees, indemnities, liabilities and obligations, as if such New Pledgor was, effective as of the date of this Supplement, an original signatory to the Pledge Agreement as a Pledgor. In furtherance of the foregoing, each New Pledgor severally (and not jointly, or jointly and severally) as security for the payment and performance of the Obligations of such New Pledgor (including any Obligations that would become due but for any automatic stay under the provisions of the Bankruptcy and Insolvency Act (Canada), the United States Bankruptcy Code or any analogous provisions of any other applicable law in Canada, the United States of America or any other jurisdiction) hereby assigns and pledges to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, and grants to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a continuing security interest in, the Pledged Collateral of such New Pledgor.

          3. Upon this Supplement bearing the signature of any person claiming to have authority to bind a New Pledgor coming into the hands of the Administrative Agent, and irrespective of whether this Supplement or the Pledge Agreement has been executed by any other person, this Supplement will be deemed to be finally and irrevocably executed and delivered by, and be effective and binding on, and enforceable against, such New Pledgor free from any promise or condition affecting or limiting the obligations of such New Pledgor and such New Pledgor shall be, and shall be deemed for all purposes to be, a Pledgor under the Pledge Agreement. No statement, representation, agreement or promise by any officer, employee or agent of the Administrative Agent or any Lender forms any part of this Supplement or the Pledge Agreement or has induced the making of this Supplement or the Pledge Agreement by any New Pledgor or in any way affects any of the Obligations of any New Pledgor.

IN WITNESS OF WHICH this Supplement has been duly executed and delivered by each New Pledgor as of the date indicated on the first page of this Supplement.


                              [signatures of one or more New Pledgors]